Exhibit 10.14

NATIONAL OILWELL VARCO, INC.

2018 LONG-TERM INCENTIVE PLAN

Restricted Stock Agreement

Grantee:	«Name»
Date of Grant:	February 27, 2019
Number of Restricted Shares Granted:	«Shares2»

1.TUNotice of GrantUT.  National Oilwell Varco, Inc. (the “Company”) is pleased to notify you that you have been granted the above number of restricted shares of Common Stock (“Restricted Stock”) of the Company pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Agreement.

2.TUVesting of Restricted StockUT.  Subject to the further provisions of this Agreement, the shares of Restricted Stock shall become vested in accordance with the following schedule:

VESTING DATE	VESTED PERCENTAGE
February 27, 2020	33 1/3%
February 27, 2021	33 1/3%
February 27, 2022	33 1/3%

Distributions on a share of Restricted Stock may be held by the Company without interest until the Restricted Stock with respect to which the distribution was made becomes vested or is forfeited and then paid to you or forfeited, as the case may be.

Notwithstanding the above vesting schedule, but subject to the further provisions hereof, upon the occurrence of any of the following events the shares of Restricted Stock shall vest as provided below:

(a)TUChange of ControlUT.  The shares of Restricted Stock shall become fully vested upon your Involuntary Termination.  As used in this paragraph, "Involuntary Termination" means your termination from employment with the Company on or within twelve months following a Change of Control that is either (i) initiated by the Company for reasons other than (a) your gross negligence or willful misconduct in the performance of your duties with the Company or (b) your final conviction of a felony or a misdemeanor involving moral turpitude, or (ii) initiated by you after (a) a reduction by the Company of your authority, duties or responsibilities immediately prior to the Change of Control (excluding for this purpose (A) an insubstantial reduction of such authorities, duties or responsibilities or an insubstantial reduction of your offices, titles and reporting

ws7A3.tmp

requirements, or (B) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you), (b) a reduction of your base salary or total compensation as in effect immediately prior to the Change of Control (total compensation means for this purpose: base salary, participation in an annual bonus plan, and participation in a long-term incentive plan), or (c) your transfer, without your express written consent, to a location which is outside the general metropolitan area in which your principal place of business immediately prior to the Change of Control may be located or the Company's requiring you to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control.  The term “Change of Control” shall mean:  (i) the Company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the Company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (ii) any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of the Company representing more than 30% of the total votes eligible to be cast at any election of directors of the Company.

(b)Disability. If your employment with the Company terminates by reason of a disability that entitles you to benefits under the Company’s long-term disability plan, as determined in the sole discretion of the Company, any shares of Restricted Stock held by you and not already vested shall be 100% vested.

(c)Death.If you die while in the employ of the Company, any shares of Restricted Stock held by you and not already vested shall be 100% vested.

For purposes of this Agreement, “employment with the Company” shall include being an employee or a director of, or a consultant to, the Company or Subsidiary.

The provisions of any written employment or severance agreement between you and the Company concerning the vesting of Restricted Stock are incorporated hereby and made a part of this Agreement.

Subject to the terms of any applicable employment agreement or severance agreement, all shares of Restricted Stock that are not vested on your termination of employment for any reason other than as provided in (a), (b) and (c) above shall be automatically cancelled and forfeited without payment upon your termination.

3.TUCustody of Restricted Stock; Ownership RightsUT.  Upon vesting and satisfying all applicable tax withholding obligations, the Company shall cause a book-entry registration or certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which you are a party) in your name evidencing the shares of Restricted Stock that have vested.  Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Stock is not transferable and shall be held in trust by the Secretary of the Company or such other depository as may be

ws7A3.tmp– 2 –

designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Stock occurs or the vesting of the shares pursuant to the terms of the Plan and this Agreement.  In the Company’s sole discretion, the Restricted Stock may be evidenced by an electronic book-entry account in your name created by the Company’s stock transfer agent.  No book-entry registration or physical certificates evidencing the Restricted Stock will be issued to you until the satisfaction of all vesting conditions set forth herein and the satisfaction of all applicable tax withholding obligations.  You shall, if required by the Committee, deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock.  Subject to the restrictions set forth herein, you are entitled to all voting and ownership rights applicable to the Restricted Stock, whether or not vested.

4.UNontransferability of Restricted StockU.  You may not sell, transfer, pledge, exchange, hypothecate or dispose of shares of Restricted Stock in any manner otherwise than by will or by the laws of descent or distribution.  A breach of these terms of this Agreement shall cause a forfeiture of the shares of Restricted Stock.

5.UEntire Agreement; Governing LawU.  These shares of Restricted Stock are granted under and governed by the terms and conditions of the Plan and this Agreement.  In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.  The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Texas.

6.UWithholding of TaxU.  To the extent that the  vesting of Restricted Stock results in the receipt of compensation by you with respect to which the Company or a Subsidiary has a tax withholding obligation pursuant to applicable law, the Company shall withhold a number of Shares that would otherwise be delivered on vesting that have an aggregate Fair Market Value that does not exceed the amount of taxes to be withheld to meet your tax withholding obligations, unless you, at your option, deliver to the Company or the Subsidiary such amount of money as the Company or the Subsidiary may require to meet its withholding obligations in lieu of the withholding of Shares. No delivery of unrestricted Shares shall be made under this Agreement until the applicable tax withholding requirements of the Company or Subsidiary have been satisfied in full.

7.Forfeiture in Certain Circumstances (“Clawback”). The Committee may, at its sole discretion, terminate this Award if it determines you have violated the Company’s Clawback Policy.

T

ws7A3.tmp– 3 –